UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Innovative Way, Suite 3330, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Thursday September 11, 2014, SMTP, Inc.’s (the “Company”) Chief Executive Officer, Jonathan M. Strimling, will make be making non-deal road show investor presentations. The power point presentation that Mr. Strimling will be utilizing is available for viewing online at the Company’s website at http://investors.smtp.com/.

On Friday, September 12, 2014, the Company will be a featured presenter at the Aegis Capital Corp. 2014 Healthcare and Technology Conference at The Encore at Wynn in Las Vegas, NV. Mr. Strimling is scheduled to present a corporate overview at 11:25 a.m. PT (2:25 p.m. ET) and will be available via a live webcast. To access the webcast, go to http://wsw.com/webcast/aegis/smtp.

For more information or to register, please visit the conference website at http://www.meetmax.com/sched/event_25932/~public/conference_home.html?event_id=25932 or download the free official conference app for the iPhone, iPad, or for Android mobile devices in Apple's App Store and the Google Play Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Jonathan M. Strimling
Jonathan M. Strimling,
Chief Executive Officer

Dated: September 11, 2014